EXHIBIT 11.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the following Registration Statements of Vivendi Universal S.A.:

Registration
SEC Form	Filing Date	Number
S-8	08/11/2003	333-107837
S-8	06/06/2002	333-77270
S-8	06/04/2002	333-89744
S-8	06/04/2002	333-89754
S-8	05/06/2002	333-87622
S-8	01/31/2002	333-81830
S-8	10/26/2001	333-72270
S-8	08/29/2001	333-64754
S-8	01/04/2001	333-48966
S-8	12/29/2000	333-51654
S-8	12/11/2000	333-51654
S-8	12/11/2000	333-48966
S-8	10/05/2000	333-47440
F-3/A	06/03/2002	333-81578
F-3	01/29/2002	333-81578

of our report dated March 28, 2002 with respect to the consolidated balance sheets of Vivendi Universal and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2001, included in this Annual Report on Form 20-F for the year ended December 31, 2003. This report is a copy of a joint audit report previously issued by Barbier Frinault & Cie, a member of Andersen Worldwide and RSM Salustro Reydel. The report was not reissued by Barbier Frinault & Cie, a member of Andersen Worldwide, however RSM Salustro Reydel has agreed to allow this report to be reproduced in this Annual Report on Form 20-F.

Paris, France
June 30, 2004

/s/ RSM Salustro Reydel

RSM Salustro Reydel